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                                                                   EXHIBIT 10(d)

                         MANAGEMENT SERVICES AGREEMENT
                                    BETWEEN
                          FUJI AMERICA HOLDINGS, INC.
                                      AND
                             HELLER FINANCIAL, INC.

     This Management Services Agreement (this "Agreement") is dated as of January 2, 1998 and is made by and between Fuji America Holdings, Inc., a Delaware corporation ("FAHI"), and Heller Financial, Inc., a Delaware corporation ("HFI").

                                  WITNESSETH:

     WHEREAS, each of FAHI and HFI is capable of providing, and is prepared to provide, certain centralized management and support functions and services to the other; and

     WHEREAS, each of FAHI and HFI desires to receive such centralized management and support functions and services from the other on the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, FAHI and HFI agree as follows:

1.   Services to be Provided by HFI to FAHI

     HFI shall provide, and FAHI shall accept from HFI, the centralized management and support functions (the "HFI Services") available from the following departments of HFI, but in each case only as and to the extent reasonably requested by FAHI:

     Budgets and Financial Reporting
     Corporate Accounting, Payroll and Accounts Payable
     Corporate Insurance and Purchasing
     Corporate Facilities
     Corporate Planning
     The Chairman's Office
     Treasury
     Information Technology
     Internal Audit
     Human Resources
     Legal
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2.   Services to be Provided by HFI to FAHI

     FAHI shall provide, and HFI shall accept from FAHI, the centralized management and support functions (the "FAHI Services") available from the following department of FAHI, but in each case only as and to the extent reasonably requested by HFI:

     Tax

3.   Fees and Accounting Procedures

     3.1 Management Fees. For the services set forth above, each of FAHI and HFI (in such capacity, a "Service Recipient"), as appropriate, shall pay to the provider of such services (in such capacity, a "Service Provider") a monthly management and service fee (each, a "Management Fee") equal to the sum of all monthly expenses associated with the Service Provider's provision of management services for the Service Recipient during such month, including, but not limited to, salary and associated fringe benefit expenses for employees with the Service Provider's department(s) identified in Sections 1 and 2 above, and applicable general and administrative expenses. Each Management Fee shall in any event be at a price and on terms and conditions no less favorable to the Service Recipient than could be obtained on an arm's length basis from unrelated third parties.

     3.2 Monthly Invoice. Promptly after the end of each month, each Service Provider shall prepare and submit to the Service Recipient an invoice for the Management Fee for the preceding month. Each invoice shall provide reasonably detailed accounting for expenses (including out-of-pocket payments). A quarterly reconciliation shall be made after each March 31, June 30, September 30 and December 31 during the term of this Agreement and, if necessary, an adjustment made in respect of amounts invoiced and previously paid.

     3.3 Advances. HFI agrees to made daily advances to FAHI in an amount equal to the sum to all checks presented for payment to HFI against FAHI's accounts payable and payroll obligations on such day. After the end of each month, FAHI shall reimburse HFI for all amounts advanced under this Section 3.3 during such preceding month.

     3.4 Netting of Payments. Monthly amounts owed by each of the Service Providers to the other may be netted and the net amount due from one Service Provider to the other shall be paid promptly after becoming due.

4.   Allocation of Expenses to HFI Group

     HFI may, in its discretion and as appropriate, allocate to any of HFI's subsidiaries, at cost, amounts paid hereunder to FAHI for services provided by FAHI hereunder that inure to the benefit of such HFI subsidiaries.
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5.   Term

     The initial term of this Agreement shall be from the date hereof through and including December 31, 1998. Thereafter, this Agreement shall be automatically renewed for successive one year terms until terminated by mutual agreement of the parties

6.   Governing Law

     This Agreement shall at all times be governed by and be construed in accordance with the laws of the State of Illinois (without regard to its conflicts of law principles).

7.   Indemnification

     Each of the Service Providers hereby agrees to indemnify, defend and hold harmless the Service Recipient's officers, directors and employees from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable attorneys' fees), arising, directly or indirectly, in whole or in part, out of the Service Provider's performance of its duties hereunder (other than in respect of performance by the Service Provider if arising out of the Service Provider's gross negligence or wilful misconduct).

8.   Severability

     Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

9.   Assignment

     This Agreement shall be continuing, irrevocable and binding on each of FAHI and HFI and their respective successors and assigns, and shall inure to FAHI's and HFI's benefit and that of their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other.

10.  Complete Agreement

     This Agreement contains the complete agreement of FAHI and HFI with respect to the provision of the services described herein and supersedes any prior agreements concerning such services (including without limitation that certain Management Agreement dated as of January 1, 1991, as amended, between Heller International
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Corporation and HFI). Any amendment or modification of this Agreement must be by a written agreement executed and delivered by and between FAHI and HFI.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date first written above.

                                  FUJI AMERICA HOLDINGS, INC.


                                  By:    /s/
                                     -------------------------
                                  Name: Kenichiro Tanaka
                                       -----------------------
                                  Its: President
                                      ------------------------

                                  HELLER FINANCIAL, INC.


                                  By:    /s/
                                     -------------------------
                                  Name: Lauralee E. Martin
                                       -----------------------
                                  Its: Chief Financial Officer
                                      ------------------------